Exhibit 10.1

Third Amendment to Credit Agreement

This Third Amendment to Credit Agreement (herein, this “Amendment”) is entered into as of March 21, 2018, by and among Limbach Facility Services LLC, a Delaware limited liability company (the “Borrower”), Limbach Holdings LLC, a Delaware limited liability company (the “Parent”), Limbach Holdings, Inc., a Delaware corporation (“Limbach, Inc.”), the other Guarantors party hereto, the Lenders party hereto, and Fifth Third Bank, an Ohio banking corporation, as Administrative Agent and L/C Issuer.

Recitals:

A.           The Borrower, the Parent, the other Guarantors party thereto, the Lenders party thereto, and the Administrative Agent are party to a Credit Agreement dated as of July 20, 2016 (as amended, modified, restated, or supplemented from time to time, the “Credit Agreement”).

B.           The Borrower, the Lenders and the Administrative Agent have agreed to join Limbach, Inc. as a Guarantor to the Credit Agreement, and to make certain amendments to the Credit Agreement in connection therewith, in each case, pursuant to the terms and conditions set forth herein.

Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.           Incorporation of Recitals; Defined Terms.

The Borrower and the Guarantors acknowledge that the Recitals set forth above are true and correct. This Amendment shall constitute a Loan Document, and the Recitals shall be construed as part of this Amendment. Each capitalized term used but not otherwise defined herein, including capitalized terms used in the introductory paragraph hereof and the Recitals, has the meaning assigned to it in the Credit Agreement.

Section 2.           Amendments to Credit Agreement.

Upon satisfaction of the conditions precedent set forth in Section 3 hereof, the Credit Agreement shall be and hereby is amended as follows:

2.1.       The definition of “Applicable Margin”, “Fixed Charge Coverage Ratio”, “Interest Expense”, “Net Income”, “Senior Leverage Ratio”, “Subordinated Debt”, “Tangible Net Worth”, and “Total Funded Debt” appearing in Section 1.1 of the Credit Agreement are each amended by replacing the reference to “the Parent” in each place it appears therein with “Limbach, Inc.”

2.2.       The following definitions appearing in Section 1.1 of the Credit Agreement are amended and restated in their entireties to read as follows:

“EBITDA” means, with reference to any period, Net Income for such period plus, without duplication, the sum of all amounts deducted in arriving at such Net Income amount in respect of (a) Interest Expense for such period, (b) federal, state, and local income taxes for such period, (c) depreciation of fixed assets and amortization of intangible assets for such period, (d) transaction expenses incurred during such period in connection with Permitted Acquisitions, whether or not consummated, not to exceed $50,000 in the aggregate during such period, (e) non-recurring, one-time costs and expenses approved by the Administrative Agent in its sole discretion in an aggregate amount not to exceed $250,000 during such period, (f) losses or other charges related to Legacy Claims during such period in an amount not to exceed $500,000 during such period and in an aggregate amount not to exceed $2,500,000 during the term of this Agreement, and (g) non-cash charges, including stock based compensation expenses, incurred during such period, minus all amounts included in arriving at such Net Income in respect of non-cash gains realized during such period.

“Excess Cash Flow” means, with respect to any period, the amount (if any) by which (a) EBITDA (without giving effect to any pro forma adjustments made pursuant to the definition of Net Income) during such period exceeds (b) the sum (without duplication) of (i) the aggregate amount of payments (including voluntary prepayments of the Term Loans) actually made by Limbach, Inc. and its Subsidiaries during such period in respect of all principal on all Indebtedness (whether at maturity, as a result of mandatory sinking fund redemption, mandatory prepayment, acceleration or otherwise, but excluding payments made on the Revolving Credit), plus (ii) the aggregate amount of Capital Expenditures made by Limbach, Inc. and its Subsidiaries during such period and not financed with proceeds of Indebtedness (but excluding credit extended under the Revolving Credit), plus (iii) the aggregate amount of all federal, state and local taxes paid in cash with respect to such period, plus (iv) the aggregate amount of Interest Expense for such period paid in cash, plus (v) the cash portion of any Restricted Payments made pursuant to Section 6.15(b) or 6.15(c), plus (vi) the cash portion of any Legacy Claims during such period in an aggregate amount not to exceed $500,000 during such period and in an aggregate amount not to exceed $2,500,000 during the term of this Agreement, plus (vii) transaction expenses paid in cash during such period in connection with Permitted Acquisitions, whether or not consummated, not to exceed $50,000 in the aggregate during such period.

“Fixed Charges” means, with reference to any period, the sum of (a) all scheduled payments of principal made or to be made during such period with respect to Indebtedness (for clarity, excluding mandatory prepayments pursuant to Section 2.8(b)(v)) (“Principal Payments”) of Limbach, Inc. and its Subsidiaries, plus (b) the cash portion of any Interest Expense for such period, plus (c) Restricted Payments made by Limbach, Inc. and its Subsidiaries during such period pursuant to Section 6.15(b), plus (d) without duplication, federal, state, and local income taxes paid in cash by Limbach, Inc. and its Subsidiaries during such period.

“Guarantors” means and includes Limbach, Inc., the Parent, each direct and indirect Subsidiary of the Borrower, and the Borrower, in its capacity as a guarantor of the Secured Obligations of another Loan Party.

“L/C Sublimit” means $8,000,000, as reduced pursuant to the terms hereof.

2.3.       Section 1.1 of the Credit Agreement is amended to add the following new defined term in its appropriate alphabetical position to read in its entirety as follows:

“Third Amendment Effective Date” means March 21, 2018.

2.4.       Clause (b)(v) of Section 2.8 of the Credit Agreement is amended and restated in its entirety to read as follows:

(v)       On or before May 1 of each year, beginning May 1, 2018, the Borrower shall prepay the then-outstanding Loans by an amount equal to 50% of Excess Cash Flow of Limbach, Inc. and its Subsidiaries for the most recently completed fiscal year of Limbach, Inc.; provided that, if at any time (A) the Senior Leverage Ratio is less than 2.00:1.00 as of the end of two consecutive fiscal quarters of Limbach, Inc., and Limbach, Inc. has delivered to the Administrative Agent the compliance certificate required by Section 6.1(c) evidencing such computations of the Senior Leverage Ratio and (B) no Default or Event of Default has occurred and is continuing on such dates, then the Borrower shall prepay the then-outstanding Loans by an amount equal to 25% of Excess Cash Flow for the duration of this Agreement; provided, further, that no Excess Cash Flow payment shall be required under this Section 2.8(b)(v) for the duration of this Agreement to the extent that (x) the Senior Leverage Ratio is less than 1.50:1.00 as of the end of two consecutive fiscal quarters of Limbach, Inc. and Limbach, Inc. has delivered to the Administrative Agent the compliance certificate required by Section 6.1(c) evidencing such computations of the Senior Leverage Ratio and (y) no Default or Event of Default has occurred and is continuing on such dates. The amount of each such prepayment shall be applied first to the outstanding Bridge Term Loans until paid in full, then to the outstanding Term Loans until paid in full, then to the Revolving Loans until paid in full (without a permanent reduction of the Revolving Commitments), and then to the Swing Loans.

2.5.       The second sentence appearing in Section 5.3 of the Credit Agreement is amended and restated in its entirety to read as follows:

As of any date after the Third Amendment Effective Date, the consolidated balance sheet of Limbach, Inc. and its Subsidiaries and the related consolidated statements of income and retained earnings and of cash flows most recently furnished to the Administrative Agent pursuant to Section 6.1(a), fairly and adequately present in all material respects the consolidated financial condition of Limbach, Inc. and its Subsidiaries as at said dates and the consolidated results of their operations and cash flows for the periods then ended in conformity with GAAP applied on a consistent basis.

2.6.       Clause (a) of Section 6.1 of the Credit Agreement is amended by replacing the reference to “the Parent” in each place it appears therein with “Limbach, Inc.”

2.7.       Clauses (b) and (c) of Section 6.1 of the Credit Agreement are amended and restated in their entireties to read as follows:

(b)       Annual Statements. Within one hundred twenty (120) days after the close of each fiscal year of Limbach, Inc., (i) a copy of Limbach, Inc.’s consolidated balance sheet as of the last day of the fiscal year then ended and Limbach, Inc.’s consolidated statements of income, retained earnings, and cash flows for the fiscal year then ended, and accompanying notes thereto, each in reasonable detail showing in comparative form the figures for the previous fiscal year, accompanied by an unqualified opinion of a firm of independent public accountants of recognized national standing, selected by the Loan Parties and reasonably acceptable to the Administrative Agent, to the effect that the consolidated financial statements have been prepared in accordance with GAAP and present fairly in accordance with GAAP the consolidated financial condition of Limbach, Inc. and its Subsidiaries as of the close of such fiscal year and the results of their operations and cash flows for the fiscal year then ended and that an examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards; provided, that, for the fiscal year ending December 31, 2017, such audited financial statements shall include a footnote confirming that the Loan Parties are in compliance with the financial covenants set forth in Section 6.20, and (ii) a certificate in form and substance reasonably acceptable to the Administrative Agent setting forth the consolidating balance sheet and income statement derived from the audited financial statements delivered pursuant to clause (b)(i) above for the fiscal year then ended, which shall be certified by the Chief Financial Officer or other Duly Authorized Officer of Limbach, Inc. acceptable to the Administrative Agent.

(c)       Officer’s Certificates. Within fifty (50) days after the end of each of the first three fiscal quarters of each fiscal year of Limbach, Inc., and within seventy-five (75) days after the end of the last fiscal quarter of each fiscal year of Limbach, Inc., and at the time of the delivery of the financial statements provided for in Section 6.1(b), commencing with the fiscal quarter of Limbach, Inc. ending December 31, 2017, (i) a certificate of the Chief Financial Officer or other Duly Authorized Officer of Limbach, Inc. acceptable to Administrative Agent in the form of Exhibit E (A) stating no Default or Event of Default has occurred and is continuing during the period covered by such statements or, if a Default or Event of Default exists, a detailed description of the Default or Event of Default and all actions the Loan Parties are taking with respect to such Default or Event of Default, (B) confirming that the representations and warranties stated in Section 5 remain true and correct (or, in the case of any representation or warranty not qualified as to materiality, true and correct in all material respects) as of said time, except to the extent such representations and warranties relate to an earlier date (and in such case, confirming they are true and correct (or, in the case of any representation or warranty not qualified as to materiality, true and correct in all material respects) as of such earlier date), (C) showing detailed covenant calculations evidencing the Loan Parties’ compliance with the covenants set forth in Section 6.20 and (D) including a schedule in form and substance reasonably satisfactory to the Administrative Agent listing in reasonable detail any and all (x) non-recurring, one-time costs and expenses for the four fiscal quarters then ended and (y) non-cash charges, including stock based compensation expenses, incurred during the four fiscal quarters then ended; and (ii) a comparison of the current year to date financial results (other than in respect of the balance sheets included therein) against the budgets required to be submitted pursuant to Section 6.1(d).

2.8.       Clauses (d), (g) and (k) of Section 6.1 of the Credit Agreement are each amended by replacing the reference to “the Parent” in each place it appears therein with “Limbach, Inc.”

2.9.       The last sentence of Section 6.2 of the Credit Agreement is amended and restated in its entirety to read as follows:

Limbach, Inc., the Parent and the Borrower agree to pay (and shall cause each of their Subsidiaries to pay) on demand all reasonable costs, expenses and fees incurred by the Administrative Agent in connection with any inspections, examinations, or audits of any of the Loan Parties performed by the Administrative Agent under this Section 6.2.

2.10       Clause (e) of Section 6.11 of the Credit Agreement is amended and restated in its entirety to read as follows:

(e)       Guarantees made by Limbach, Inc. and/or the Parent of Indebtedness allowed under this Section 6.11, provided that such guarantees are made in the ordinary course of business;

2.11.       Clause (h) of Section 6.13 of the Credit Agreement is amended by replacing the reference to “the Borrower” appearing therein with “Limbach, Inc.”

2.12.       Clause (d) of Section 6.14 of the Credit Agreement is amended and restated in its entirety to read as follows:

(d)        the Loan Parties’ existing Investments in their respective Subsidiaries on the Closing Date, and Investments made from time to time in other Loan Parties;

2.13.       Section 6.15 of the Credit Agreement is amended and restated in its entirety to read as follows:

Section 6.15. Restricted Payments. No Loan Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, declare or make any Restricted Payments; provided, however, that the foregoing shall not operate to prevent:

(a)       the making of dividends or distributions by any Subsidiary to the Borrower or by any Subsidiary to any other Loan Party that is the parent entity of such Subsidiary;

(b)       so long as no Event of Default or Default exists or would result therefrom, the Borrower may purchase or redeem (or make distributions to Limbach, Inc. to permit Limbach, Inc. to purchase or redeem) equity interests of Limbach, Inc. held by employees upon the termination of such employees, pursuant to that certain Omnibus Incentive Plan of Limbach, Inc., not to exceed $100,000 in any fiscal year of Limbach, Inc. or $500,000 in the aggregate;

(c)       so long as no Event of Default or Default exists or would result therefrom, the Borrower may make a one-time distribution to the Parent, and the Parent may, in turn, make a one-time distribution to Limbach, Inc., to permit Limbach, Inc. to make the Preferred Stock Repurchase; provided, that (i) the Preferred Stock Repurchase Distribution is made on or prior to January 14, 2018, (ii) the Preferred Stock Repurchase Distribution does not exceed $10,000,000, and (iii) the proceeds of the Preferred Stock Repurchase Distribution are used to make the Preferred Stock Repurchase on or prior to January 14, 2018 (the “Preferred Stock Repurchase Distribution”).

2.14.       Clauses (b), (c) and (d) of Section 6.20 of the Credit Agreement are each amended by replacing the reference to “the Parent” in each place it appears therein with “Limbach, Inc.”

2.15.       Clause (e)(i) of Section 6.20 is amended and restated in its entirety to read as follows:

(i)       Cash Equity Contribution Requirements. In the event Limbach, Inc. and its Subsidiaries fail to comply with the financial covenants set forth in this Section 6.20(a), (b), (c) or (d) as of the last day of any fiscal quarter, any cash equity contribution by Limbach, Inc. to the Parent, which, in turn, will make a cash equity contribution to the Borrower, after the last day of such fiscal quarter and on or prior to the day that is fifteen (15) days after the day on which financial statements are required to be delivered for such fiscal quarter will, at the irrevocable election of Limbach, Inc., be included in the calculation of EBITDA solely for the purposes of determining compliance with such covenants at the end of such fiscal quarter and any subsequent period that includes such fiscal quarter (any such equity contribution so included in the calculation of EBITDA, a “Specified Equity Contribution”); provided that:

(A)       notice of Limbach, Inc.’s intent to receive a Specified Equity Contribution shall be delivered in writing no later than the day on which financial statements are required to be delivered for the applicable fiscal quarter,

(B)       the amount of any Specified Equity Contribution will be no greater than the amount required to cause Limbach, Inc. to be in compliance with such covenants,

(C)       all Specified Equity Contributions will be disregarded for purposes of the calculation of EBITDA for all other purposes, including calculating basket levels, pricing, determining compliance with incurrence based or pro forma calculations or conditions, and other items governed by reference to EBITDA,

(D)       there shall be no more than three (3) Specified Equity Contributions during the term of this Agreement,

(E)       in each consecutive two fiscal quarter period, there shall be a period of at least one (1) fiscal quarter in respect of which no Specified Equity Contribution is made,

(F)       the proceeds received by the Borrower from all Specified Equity Contributions shall be promptly used by the Borrower to prepay the Bridge Term Loans until paid in full, and then to prepay the Term Loans (and such prepayment shall be applied to the remaining principal installments thereof in inverse order of maturity), and

(G)       any Loans prepaid with the proceeds of Specified Equity Contributions shall be deemed outstanding for purposes of determining compliance with such covenants for the current fiscal quarter and any subsequent period that includes such fiscal quarter.

Notwithstanding anything to the contrary in this Agreement, upon timely receipt by Limbach, Inc. in cash of the appropriate Specified Equity Contribution, if after giving effect thereto as set forth above no Event of Default would then exist under Section 6.20(a), (b), (c) and/or (d) on a pro forma basis, the applicable Event(s) of Default under Section 6.20(a), (b), (c) and/or (d) shall be deemed cured.

2.16.       Clause (e)(ii) of Section 6.20 of the Credit Agreement is amended by replacing the reference to “the Parent” in each place it appears therein with “Limbach, Inc.”

2.17.       Section 6.25 of the Credit Agreement is amended and restated in its entirety to read as follows:

           Section 6.25.           Limitations on Limbach, Inc. and the Parent. (a) Limbach, Inc. shall not, directly or indirectly, (i) other than with respect to its own Ownership Interests, enter into or permit to exist any transaction (including the incurrence or assumption of Indebtedness (other than this Agreement, the other Loan Documents, and Indebtedness permitted by Section 6.11), any purchase, sale, lease or exchange of any Property, or the rendering of any service) between itself and any other Person or (ii) engage in any material business or conduct any material activity (including the making of any investment or payment other than payments permitted hereunder), in each case, other than:

(A)       investments in the Parent, Borrower and their Subsidiaries permitted hereunder,

(B)       the undertaking of all actions necessary or advisable in connection with being a publicly-traded company whether under the applicable laws of the U.S. Securities and Exchange Commission or the rules of any market on which the equity securities of Limbach, Inc. are traded or quoted, including the NASDAQ Capital Market, and the performance of ministerial activities and payment of taxes and administrative fees necessary for the maintenance of its existence and compliance with applicable laws and legal, tax and accounting matters related thereto,

(C)       transactions or activities relating to its employees, directors and officers,

(D)       activities relating to the performance of obligations under the Loan Documents,

(E)       the receipt and payment of Restricted Payments permitted under Section 6.15,

(F)       any other transaction or activity that Limbach, Inc. is permitted to take under any Loan Document,

(G)       the performance of its obligations with respect to the Loan Documents,

(H)       financing activities, including the issuance of equity securities, and to the extent expressly permitted hereby, the issuance of debt securities, the providing of guarantees, payment of dividends, and making contributions to the capital of the Parent and the Borrower,

(I)       holding any cash or property (but not operating any property of any Loan Party or operating any business, except as otherwise permitted by this Section),

(J)       providing indemnification to officers, managers and directors, and

(K)       activities and contractual rights and obligations incidental and reasonably related to the businesses or activities described in clauses (A) through (J) of this Section 6.25(a).

(b)       The Parent shall not, directly or indirectly, (i) other than with respect to its own Ownership Interests, enter into or permit to exist any transaction (including the incurrence or assumption of Indebtedness (other than this Agreement, the other Loan Documents, and Indebtedness permitted by Section 6.11), any purchase, sale, lease or exchange of any Property, or the rendering of any service) between itself and any other Person or (ii) engage in any material business or conduct any material activity (including the making of any investment or payment other than payments permitted hereunder), in each case, other than:

(A)       investments in the Borrower and its Subsidiaries permitted hereunder,

(B)       the performance of ministerial activities and payment of taxes and administrative fees necessary for the maintenance of its existence and compliance with applicable laws and legal, tax and accounting matters related thereto,

(C)       transactions or activities relating to its employees, directors and officers,

(D)       activities relating to the performance of obligations under the Loan Documents,

(E)       the receipt and payment of Restricted Payments permitted under Section 6.15,

(F)       any other transaction or activity that the Parent is permitted to take under any Loan Document,

(G)       the performance of its obligations with respect to the Loan Documents,

(H)       financing activities, including the issuance of securities, the providing of guarantees, payment of dividends, and making contributions to the capital of the Borrower, in each instance to the extent expressly permitted hereby,

(I)       holding any cash or property (but not operating any property of any Loan Party or operating any business, except as otherwise permitted by this Section),

(J)       providing indemnification to officers, managers and directors, and

(K)       activities and contractual rights and obligations incidental and reasonably related to the businesses or activities described in clauses (A) through (J) of this Section 6.25(b).

2.18.       Clauses (m), (n) and (o) of Section 7.1 of the Credit Agreement are each amended by replacing the reference to “the Parent” in each place it appears therein with “Limbach, Inc.

2.19.       Exhibit E to the Credit Agreement is amended and restated in its entirety by Exhibit E attached hereto.

2.20.       Schedule 5.10 to the Credit Agreement is amended and restated in its entirety by Schedule 5.10 attached hereto.

Section 3.           Conditions Precedent.

The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

           3.1.           The Borrower, the Guarantors, the Lenders, the Swing Line Lender, the L/C Issuer and the Administrative Agent shall have executed and delivered this Amendment.

           3.2.           Limbach, Inc. shall have executed and delivered to the Administrative Agent an Additional Guarantor Supplement in the form of Exhibit G to the Credit Agreement and an Assumption and Supplement Security Agreement in the form of Schedule G to the Security Agreement.

           3.3.           The Administrative Agent shall have received evidence of insurance for Limbach, Inc. required to be maintained under the Loan Documents, naming the Administrative Agent as additional insured and lenders loss payee, as applicable.

           3.4.           The Administrative Agent shall have received (i) copies of the Organization Documents of Limbach, Inc., (ii) copies of resolutions of the Board of Directors (or similar governing body) of Limbach, Inc. authorizing the execution, delivery and performance of the Loan Documents to which it is a party, together with specimen signatures of the persons authorized to execute such documents on the behalf of Limbach, Inc., and (iii) a certificate of good standing for Limbach, Inc. from the office of the Secretary of State of the State of Delaware (dated no earlier than thirty (30) days prior to the date hereof), in each case, certified by a Duly Authorized Officer of Limbach, Inc.

           3.5.           The Administrative Agent shall have received financing statement, tax and judgment lien search results against Limbach, Inc. and its Property evidence the absence of Liens thereon (other than Permitted Liens).

           3.6.           The Administrative Agent shall have received a UCC financing statement to be filed against Limbach, Inc., as debtor, in favor of the Administrative Agent, as secured party.

           3.7.           The Administrative Agent shall have received the favorable written opinion of counsel to Limbach, Inc., in form and substance satisfactory to the Administrative Agent.

           3.8.           The Administrative Agent shall have received all documentation and other information requested by any Lender required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act; and the Administrative Agent shall have received a fully executed IRS Form W-9 for Limbach, Inc.

           3.9.           The Administrative Agent shall have received such other agreements, instruments, documents and certificates as the Administrative Agent may reasonably request.

           3.10.           Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Administrative Agent and its counsel.

Section 4.           Affirmation of Guarantors.

Each Guarantor hereby confirms that, after giving effect to this Amendment, each Loan Document to which such Guarantor is a party continues in full force and effect and is the legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability. The Borrower and each Guarantor acknowledge and agree that (a) nothing in the Credit Agreement, this Amendment, or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendments to the Credit Agreement, and (b) the Lenders are relying on the assurances provided in this Section in entering into this Amendment and maintaining credit outstanding to the Borrower.

Section 5.           Acknowledgement of Liens.

The Borrower and the Guarantors hereby acknowledge, confirm and agree that the Administrative Agent has a valid, enforceable and perfected first-priority lien upon and security interest in the Collateral granted to the Administrative Agent pursuant to the Loan Documents (subject only to Permitted Liens), and nothing herein contained shall in any manner affect or impair the priority of the Liens created and provided for thereby as to the indebtedness, obligations, and liabilities which would be secured thereby prior to giving effect to this Amendment.

Section 6.           Representations and Warranties of Borrower and Guarantors.

To induce the Administrative Agent, the Lenders and the L/C Issuer to enter into this Amendment, the Borrower and the Guarantors hereby represent and warrant to the Administrative Agent, the Lenders and the L/C Issuer that, as of the date hereof, (a) after giving effect to this Amendment, the representations and warranties set forth in Section 5 of the Credit Agreement and in the other Loan Documents, including this Amendment, are and shall remain true and correct (or, in the case of any representation or warranty not qualified as to materiality, true and correct in all material respects), except to the extent the same expressly relate to an earlier date (and in such case shall be true and correct (or, in the case of any representation or warranty not qualified as to materiality, true and correct in all material respects) as of such earlier date), (b)  no Default or Event of Default exists or shall result after giving effect to this Amendment, and (c) the Borrower and each Guarantor has the power and authority to execute, deliver, and perform this Amendment and have taken all necessary action to authorize their execution, delivery, and performance of this Amendment.

Section 7.           Miscellaneous.

           7.1.           This Amendment shall be binding on and shall inure to the benefit of the Borrower, the Guarantors, the Administrative Agent, the Lenders, and the L/C Issuer, and their respective successors and assigns. The terms and provisions of this Amendment are for the purpose of defining the relative rights and obligations of the Borrower, the Guarantors, the Administrative Agent, the Lenders, and the L/C Issuer with respect to the transactions contemplated hereby, and there shall be no third-party beneficiaries of any of the terms and provisions of this Amendment.

           7.2.           This Amendment constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all other understandings, oral or written, with respect to the subject matter hereof. Except as specifically waived and amended hereby, all of the terms and conditions set forth in the Credit Agreement shall stand and remain unchanged and in full force and effect.

           7.3.           Section and sub-section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

           7.4.           Wherever possible, each provision of this Amendment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

           7.5.           Except as otherwise provided in this Amendment, if any provision contained in this Amendment is in conflict with, or inconsistent with, any provision in any of the Loan Documents, the provision contained in this Amendment shall govern and control.

           7.6.           This Amendment may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement. Delivery of an executed signature page to this Amendment by facsimile transmission or by e-mail transmission of an Adobe portable document format file (also known as a “PDF” file) shall be effective as delivery of a manually executed counterpart hereof.

           7.7.           The provisions contained in Sections 10.14 (Governing Law; Jurisdiction; Etc.) and 10.20 (Waiver of Jury Trial) of the Credit Agreement are incorporated herein by reference to the same extent as if reproduced herein in their entirety, except with reference to this Amendment rather than the Credit Agreement.

[Signature Pages to Follow]

In Witness Whereof, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first set forth above.

“Borrower”
Limbach Facility Services LLC

By	John T. Jordan, Jr.
	Name:	John T. Jordan, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

[Signature Page to Third Amendment to Credit Agreement (Limbach Facility Services LLC)]

“Guarantors”

Limbach Holdings, Inc.

By	Scott Wright
	Name:	Scott Wright
	Title:	Corporate Secretary

Limbach Holdings LLC

By	John T. Jordan, Jr.
	Name:	John T. Jordan, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

Limbach Company LLC

By	John T. Jordan, Jr.
	Name:	John T. Jordan, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

Harper Limbach LLC

By	John T. Jordan, Jr.
	Name:	John T. Jordan, Jr.
	Title:	Executive Vice President and Treasurer

Limbach Company LP

By	John T. Jordan, Jr.
	Name:	John T. Jordan, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

Harper Limbach Construction LLC

By	John T. Jordan, Jr.
	Name:	John T. Jordan, Jr.
	Title:	Executive Vice President and Treasurer

[Signature Page to Third Amendment to Credit Agreement (Limbach Facility Services LLC)]

“Lenders”
Fifth Third Bank, an Ohio banking corporation, as a Lender, as L/C Issuer, and as Administrative Agent

By	S. Bradley McDougall
	Name:	S. Bradley McDougall
	Title:	Vice President

[Signature Page to Third Amendment to Credit Agreement (Limbach Facility Services LLC)]

CIBC Bank USA, formally known as The PrivateBank and Trust Company, as a Lender

By	David L. Sauerman
	Name:	David L. Sauerman
	Title:	Managing Member

[Signature Page to Third Amendment to Credit Agreement (Limbach Facility Services LLC)]

Wheaton Bank & Trust Company, as a Lender

By	Christopher Van Tassel
	Name:	Christopher Van Tassel
	Title:	Vice President

[Signature Page to Third Amendment to Credit Agreement (Limbach Facility Services LLC)]

Citizens Bank of Pennsylvania, as a Lender

By	John J. Ligday, Jr.
	Name:	John J. Ligday, Jr.
	Title:	Senior Vice President

[Signature Page to Third Amendment to Credit Agreement (Limbach Facility Services LLC)]

Exhibit E

___________________________________________________

Compliance Certificate

Date:  __________, 20__

To:	Fifth Third Bank, as Administrative Agent under, and the Lenders party to, the Credit Agreement described below

Reference is made to the Credit Agreement, dated as of July 20, 2016, by and among Limbach Facility Services LLC, a Delaware limited liability company (the “Borrower”), Limbach Holdings LLC, a Delaware limited liability company (the “Parent”), the other Guarantors party thereto, the Lenders party thereto, and Fifth Third Bank, an Ohio banking corporation, as Administrative Agent and L/C Issuer (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”). Capitalized terms used herein and not defined herein have the meanings assigned to them in the Credit Agreement. This Compliance Certificate is furnished to the Administrative Agent and the Lenders pursuant to the Credit Agreement.

The Undersigned, solely in the capacity set forth in paragraph 1 below and not in any individual capacity, hereby certifies that:

1.           I am the duly elected/appointed ____________ of Limbach, Inc.

2.           I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of Limbach, Inc. and its Subsidiaries during the accounting period covered by the attached financial statements.

3.           No Default or Event of Default has occurred and is continuing during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate, except as set forth below.

4.           The financial statements required by Section 6.1 of the Credit Agreement and being furnished to you concurrently with this Compliance Certificate fairly and adequately present in all material respects the financial condition of Limbach, Inc. and its Subsidiaries as of [___________], and the results of their operations and cash flows for the [quarter/year] ended, in conformity with GAAP applied on a consistent basis.

5.           The representations and warranties contained in Section 5 of the Credit Agreement are true and correct (or, in the case of any representation or warranty not qualified as to materiality, true and correct in all material respects) as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct (or, in the case of any representation or warranty not qualified as to materiality, true and correct in all material respects) as of such earlier date).

6.           Schedule I hereto sets forth financial data and computations evidencing the Loan Parties’ compliance with certain covenants of the Credit Agreement, all of which data and computations are, to the best of my knowledge, true, complete and correct and have been made in accordance with the relevant Sections of the Credit Agreement.

7.           Schedule II hereto sets forth a comparison of current financials against the budget for such period as required by Section 6.1(d) of the Credit Agreement.

8.           Schedule III hereto sets forth a list of all non-recurring, one-time costs and expenses incurred during the accounting period covered by the attached financial statements.

9.           Attached hereto is an updated Schedule 5.9 to the Credit Agreement, which is true, complete and correct as of the date of this Compliance Certificate.

10.       Described below are the exceptions, if any, to paragraph 3 above by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Loan Parties have taken, are taking, or propose to take with respect to each such condition or event:

________________________________________________________________

________________________________________________________________

________________________________________________________________

________________________________________________________________

In the event of a conflict between the attached Schedule I and any certifications relating thereto and the Credit Agreement and related definitions used in calculating such covenants, the Credit Agreement and such related definitions shall govern and control. The foregoing certifications, together with the computations set forth in Schedule I hereto, the financial statements and information attached as Schedule II and Schedule III hereto in support hereof, are made and delivered as of the date first above written.

Limbach Holdings, Inc.

By
Name
Title

Schedule I

to Compliance Certificate

Limbach Facility Services LLC

Compliance Calculations

for Credit Agreement dated as of July 20, 2016

Calculations as of _____________, 20__

A.	Reserved.
B.	Senior Leverage Ratio (Section 6.20(b))
	1.	Total Funded Debt[1]	$___________
	2.	Subordinated Debt	$___________
	3.	Line B1 minus Line B2	$___________
	4.	Net Income for past 4 quarters	$___________
	5.	Interest Expense for past 4 quarters	$___________
	6.	Federal, state and local income taxes for past 4 quarters	$___________
	7.	Depreciation and amortization expense for past 4 quarters	$___________
	8.	Transaction expenses incurred in connection with Permitted Acquisitions, whether or not consummated (not to exceed $50,000 in the aggregate) for past 4 quarters	$___________
	9.	Non-recurring, one-time costs and expenses approved by the Administrative Agent in its sole discretion not to exceed $250,000 in the aggregate during such 4 quarters	$___________
	10.	Losses or other charges related to Legacy Claims for past 4 quarters in an amount not to exceed $500,000 during such 4 quarters (and in an aggregate amount not to exceed $2,500,000 during the term of the Credit Agreement)	$___________
	11.	Non-cash charges, including stock based compensation expenses, incurred during past 4 quarters	$___________
	12.	Non-cash gains realized during past 4 quarters	$___________
	13.	Sum of Lines B4, B5, B6, B7, B8, B9, B10, and B11, minus Line B12 (“EBITDA”)	$___________

1 Total Funded Debt does not include obligations in respect of Bonding Agreements.

	14.	Ratio of Line B3 to Line B13 (“Senior Leverage Ratio”)	____:1.00
	15.	Senior Leverage Ratio (from Line B14) must not exceed	____:1.00
	16.	Limbach, Inc. and its Subsidiaries are in compliance (circle yes or no)	yes/no
C.	Fixed Charge Coverage Ratio (Section 6.20(c))
	1.	EBITDA (from Line B13)	$___________
	2.	Capital Expenditures not financed with Indebtedness for past 4 quarters	$___________
	3.	Line C1 minus Line C2	$___________
	4.	Regularly Scheduled Principal Payments (excluding any Excess Cash Flow payment) for past 4 quarters	$___________
	5.	Cash portion of Interest Expense for past 4 quarters	$___________
	6.	Restricted Payments made pursuant to Section 6.15(b) for past 4 quarters	$___________
	7.	Federal, state and local income taxes paid in cash for past 4 quarters	$___________
	8.	Sum of Lines C4, C5, C6 and C7 (“Fixed Charges”)	$___________
	9.	Ratio of Line C3 to Line C8 (“Fixed Charge Coverage Ratio”)	____:1.00
	10.	Fixed Charge Coverage Ratio (from Line C9) must not be less than	1.25:1.00
	11.	Limbach, Inc. and its Subsidiaries are in compliance (circle yes or no)	yes/no
D.	Minimum Tangible Net Worth (Section 6.20(d))
	1.	Capital stock (less treasury stock), paid-in capital surplus and retained earnings (deficit) of Limbach, Inc. and any of its Subsidiaries (excluding inter-company items and all amounts properly attributable to minority interests, if any, in the stock and surplus of any such Subsidiary)	$___________
	2.	Deferred charges (less amortization, unamortized debt discount and expenses and corporate organization expenses)	$___________
	3.	Book amount of all assets which would be treated as intangibles under GAAP, including, without limitation, such items as goodwill, trademark applications, trade names, service marks, brand names, copyrights, patents, patent applications and licenses, and rights with respect to the foregoing	$___________

4.	Amount by which aggregate inventories or aggregate securities appearing on the asset side of such consolidated balance sheet exceed the lower of cost or market value (at the date of such balance sheet)	$___________
5.	Any write-up in the book amount of any asset resulting from a revaluation thereof from the book amount entered upon acquisition of such asset	$___________
6.	Sum of Lines D2, D3, D4 and D5	$___________
7.	Line D1 minus Line D6	$___________
8.	Line D7 must be less than	$___________
9.	The Loan Parties are in compliance (circle yes or no)	yes/no

Schedule II

to Compliance Certificate

Limbach Facility Services LLC

Financial Statements

for Credit Agreement dated as of July 20, 2016

[See attached.]

Schedule III

to Compliance Certificate

Limbach Facility Services LLC

Schedule of Non-Recurring, One-Time Costs and

Expenses and Non-Cash Charges

Schedule 5.9

to Compliance Certificate

Limbach Facility Services LLC

Updated Schedule 5.9

for Credit Agreement dated as of July 20, 2016

Schedule 5.10

Subsidiaries

List of Subsidiaries of each Loan Party:

1.	Limbach Holdings LLC is a wholly-owned subsidiary of Limbach Holdings, Inc.

2.	Limbach Facility Services LLC is a wholly-owned Subsidiary of Limbach Holdings LLC.

3.	Harper Limbach Construction LLC, Harper Limbach LLC and Limbach Company LLC are wholly-owned Subsidiaries of Limbach Facility Services LLC.

4.	Limbach Company LP is 99%-owned by Limbach Facility Services LLC and 1%-owned by Limbach Company LLC.

Subsidiary	Jurisdiction of Organization	Holder(s)	Percentage of Subsidiary’s Equity Interests Held
Limbach Holdings LLC	Delaware	Limbach Holdings, Inc.	100% membership interest
Limbach Facility Services LLC	Delaware	Limbach Holdings LLC	10 Units (100% membership interest)
Harper Limbach Construction LLC	Delaware	Limbach Facility Services LLC	10 Units (100% membership interest)
Harper Limbach LLC	Delaware	Limbach Facility Services LLC	10 Units (100% membership interest)
Limbach Company LP	Delaware	Limbach Facility Services LLC	99% partnership interest
		Limbach Company LLC	1% partnership interest
Limbach Company LLC	Delaware	Limbach Facility Services LLC	10 Units (100% membership interest)